SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 25, 1997


                        Fronteer Financial Holdings, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                      0-17637                   45-0411501
 ---------------------------    -------------------         -------------------
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
 of incorporation)                                           Identification No.)


         1700 Lincoln Street, Suite 3200, Denver, CO                     80203
         -------------------------------------------                   ---------
           (Address of principal executive offices)                   (Zip Code)

                                 (303) 860-1700
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              (Registrant's telephone number, including area code)




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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

On February 25, 1997 McLeod USA Publishing Company (McLeod, formerly known as Telecom USA Publishing Company) purchased six yellow page directories located in North Dakota from Fronteer Financial Holdings, Ltd. (Fronteer or the Company) for approximately $3 million. The purchase price was pursuant to an existing option agreement (Option Agreement) between McLeod and the Company and was based on related directory revenues. Of the proceeds, $1 million was paid March 1, 1997 of which $.5 million was in the form of a payoff of the loan given to the Company pursuant to the Option Agreement. The remainder is expected to be paid by August 1, 1997 upon publication of the related directories.

In conjunction with the purchase, Dennis Olson, currently president and a director of the Company, and certain other employees of the Company entered into noncompete agreements with McLeod and were paid additional amounts in consideration for such noncompetition agreements. Consideration for these agreements was $1 million of which Mr.
Olson received $312,500.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          Not applicable

     (b)  Pro forma financial information.

          As of the filing date of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than May 11, 1997.

     (c)  Exhibits.

          Exhibit 10.1

          Sale and Purchase Agreement by and between McLeod USA Publishing Company, formerly known as Telecom USA Publishing Company and Fronteer Financial Holdings, Ltd., Classified Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin, Edwin Dresster and certain directors, officers and shareholders of Fronteer. Included as a part of the Sale and Purchase Agreement are Exhibits D, J and K. The other Exhibits to the Sale and Purchase Agreement are described therein and are not being filed because the Company does not believe such Exhibits are material to an investment decision. The Company agrees to furnish supplementally to the Commission upon request any omitted Exhibit.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 12, 1997



                                       FRONTEER FINANCIAL HOLDINGS, LTD.


                                       By:  /s/ R. A. Fitzner, Jr.
                                          --------------------------------------
                                          R. A. Fitzner, Jr.
                                          Chairman of the Board


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                                  EXHIBIT INDEX
Exhibit  Description                                                   Page No.
-------  -----------                                                   --------

 10.1    Sale  and  Purchase   Agreement  by  and  between  McLeod  USA    5
         Publishing Company, formerly known as Telecom USA Publishing Company and Fronteer Financial Holdings, Ltd., Classified Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin, Edwin Dresster and certain directors, officers and shareholders of Fronteer. Included as a part of the Sale and Purchase Agreement are Exhibits D, J and K. The other Exhibits to the Sale and Purchase Agreement are described therein and are not being filed because the Company does not believe such Exhibits are material to an investment decision. The Company agrees to furnish supplementally to the Commission upon request any omitted Exhibit.




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